THE STATE OF TEXAS

                      SECRETARY OF STATE
                        JULY 26, 1994


DAVID W. HAMMER, ATTY
17300 DALLAS PKWY STE 3010
DALLAS, TX 75248

RE:
OPTICAL RESOURCE MANAGEMENT, INC.

CHARTER NUMBER 01320605-00



IT HAS BEEN OUR PLEASURE TO APPROVE AND PLACE ON RECORD THE
ARTICLES OF
INCORPORATION THAT CREATED YOUR CORPORATION. WE EXTEND OUR BEST
WISHES FOR
SUCCESS IN YOUR NEW VENTURE.

AS A CORPORATION, YOU ARE SUBJECT TO STATE TAX LAWS.  SOME
NON-PROFIT
CORPORATIONS ARE EXEMPT FROM THE PAYMENT OF FRANCHISE TAXES AND
MAY ALSO BE
EXEMPT FROM THE PAYMENT OF SALES AND USE TAX ON THE PURCHASE OF
TAXABLE ITEMS.
IF YOU FEEL THAT UNDER THE LAW YOUR CORPORATION IS ENTITLED TO BE
EXEMPT YOU
MUST APPLY TO THE COMPTROLLER OF PUBLIC ACCOUNTS FOR THE
EXEMPTION. THE
SECRETARY OF STATE CANNOT MAKE SUCH DETERMINATION FOR YOUR
CORPORATION.

IF WE CAN BE OF FURTHER SERVICE AT ANY TIME, PLEASE LET US KNOW.


                          VERY TRULY YOURS,

                          /s/ RONALD KIRK
                          Secretary of State

                         THE STATE OF TEXAS

                         SECRETARY OF STATE

                    CERTIFICATE OF INCORPORATION

                                 OF

                 OPTICAL RESOURCE MANAGEMENT. INC.
                     CHARTER NUMBER 01320605

THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY
CERTIFIES
THAT THE ATTACHED ARTICLES OF INCORPORATION FOR THE ABOVE NAMED
CORPORATION
HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.

ACCORDINGLY, THE UNDERSIGNED, AS SECRETARY OF STATE, AND BY VIRTUE
OF THE
AUTHORITY VESTED IN THE SECRETARY BY LAW, HEREBY ISSUES THIS
CERTIFICATE OF
INCORPORATION.

ISSUANCE OF THIS CERTIFICATE OF INCORPORATION DOES NOT AUTHORIZE THE
USE OF A
CORPORATE NAME IN THIS STATE IN VIOLATION OF THE RIGHTS OF ANOTHER
UNDER THE
FEDERAL TRADEMARK ACT OF 1946, THE TEXAS TRADEMARK LAW, THE
ASSUMED BUSINESS OR
PROFESSIONAL NAME ACT OR THE COMMON LAW.

DATED JULY 22, 1994

EFFECTIVE JULY 22, 1994



                                   /s/ RONALD KIRK
                                   Secretary of State

[file stamped as follows: FILED, In the Office of the Secretary of State of Texas, JUL 22 1994, Corporations Section]

                 OPTICAL RESOURCE MANAGEMENT

                  ARTICLES OF INCORPORATION


                         ARTICLE ONE

The name of the corporation is OPTICAL RESOURCE MANAGEMENT, INC.

                         ARTICLE TWO

The period of its duration is perpetual.

                        ARTICLE THREE

The purpose for which the corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                         ARTICLE FOUR

The aggregate number of shares which the corporation shall have authority to issue is Twenty-Five Million (25,000,000) shares of the par value of $0.001 each.

                         ARTICLE FIVE

The corporation will not commence business until it has received for the issuance of shares consideration of the value of One Thousand Dollars ($1,000) consisting of money, labor done, or property actually received.

                         ARTICLE SIX

The street address of its initial registered office is 10124 Brentridge Court, Dallas, Texas 75243, and the name of its initial registered agent at such address is George E. Orm III, O.D.

                        ARTICLE SEVEN

The number of directors constituting the initial board of directors is One (1), and the name and address of the person who is to serve as director until the first annual meeting of the shareholders or until his successor is elected and qualified is:

          George E. Orm III, O.D.
          10124 Brentridge Court
          Dallas, Texas 75243

                        ARTICLE EIGHT

The name and address of the incorporator is:

          George E. Orm III, O.D.
          10124 Brentridge Court
          Dallas, Texas 75243

          /s/ GEORGE E. ORM III, O.D.
          George E. Orm III, O.D.
          Incorporator



STATE OF TEXAS          }

COUNTY OF DALLAS        }

Before me, a notary public, on this day personally appeared GEORGE E. ORM III, O.D., known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statements therein contained are true and correct.

Given under my and seal of office this ______ day of July, A.D., 1994.

                         _____________________________
                         (Printed or stamped name)
Notarial Seal            Notary Public, State of Texas

                         My commission expires:
                         _________________ ______, 19_____.